Claros Mortgage Trust, Inc. Reports Third Quarter 2022 Results

New York, New York, November 9, 2022 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended September 30, 2022. The Company’s third quarter 2022 GAAP net income was $42.1 million, or $0.30 per diluted share of common stock, and Distributable Earnings (a non-GAAP financial measure defined below) was $47.1 million, or $0.33 per diluted share of common stock.

Third Quarter 2022 Highlights

•
Originated approximately $878 million of total loan commitments across six investments, of which $614 million was funded at closing. New originations had a weighted average coupon of SOFR + 5.3% and a weighted average LTV of 67.4%.
•
Funded approximately $186 million of follow-on fundings related to the existing loan portfolio.
•
Received loan repayment proceeds of $559 million.
•
Paid a cash dividend of $0.37 per share of common stock for the third quarter of 2022.

Subsequent to Quarter-End

•
On November 8, CMTG’s Board of Directors authorized the repurchase of up to $100 million of the Company’s common stock. The repurchase program does not obligate the Company to acquire any particular amount of shares and may be suspended or discontinued at any time at the Company’s discretion.

“A focus on asset management execution coupled with a disciplined approach to transitional lending opportunities enabled us to deliver strong results for the quarter,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “While uncertainty and volatility are dominant macroeconomic themes right now, we continued to diversify our portfolio with a majority of our $878 million in new loan originations in the third quarter collateralized by cash-flowing multifamily assets.”

“As we move through the fourth quarter and into 2023, we believe the depth of our team’s experience in managing our portfolio through market volatility as well as our conservative underwriting practices, moderate leverage, and strong balance sheet with ample liquidity set us up well to capture the compelling investment opportunities in the marketplace.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Thursday, November 10, 2022, at 10:00 a.m. ET. The conference call may be accessed by dialing 1-844-200-6205 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 466886.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. The earnings presentation accompanying this release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 646223, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings:

Distributable Earnings is a non-GAAP measure used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager, which the Company believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings is a non-GAAP measure, which the Company defines as net income as determined in accordance with GAAP, excluding (i) non-cash stock-based compensation expense (income), (ii) incentive fees, (iii) real estate depreciation and amortization, (iv) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income for the applicable period, (v) one-time events pursuant to changes in GAAP and (vi) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings. Distributable Earnings is substantially the same as Core Earnings excluding incentive fees, as defined in the Management Agreement, for the periods presented.

The Company believes that Distributable Earnings provides meaningful information to consider in addition to the Company’s net income and cash flows from operating activities determined in accordance with GAAP. The Company believes the Distributable Earnings measure helps it to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by the Company’s Manager, that it believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of the Company’s cash flows from operating activities, a measure of the Company’s liquidity or an indication of funds available for the Company’s cash needs. In addition, the Company’s methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings, and other similar measures, have historically been a useful indicator of mortgage REITs’ ability to cover their dividends, and to mortgage REITs themselves in determining the amount of any dividends. Distributable Earnings is a key factor considered by the board of directors in setting the dividend and as such the Company believes Distributable Earnings is useful to investors. Accordingly, the Company believes providing Distributable Earnings on a supplemental basis to the Company’s net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of its business.

While Distributable Earnings excludes the impact of the Company’s unrealized current provision for credit losses, loan losses are charged off and recognized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosure, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Distributable Earnings to Net Income Attributable to Common Stockholders

(Amounts in thousands, except share and per share data)

	Three Months Ended
	September 30, 2022	June 30, 2022
Net income attributable to common stock(1):	$ 42,071	$ 63,234
Adjustments:
Non-cash stock-based compensation expense	3,426	604
Provision for current expected credit loss reserve	2,352	8,530
Depreciation expense	2,064	1,998
Unrealized gain on interest rate cap	(2,776)	(2,837)
Distributable Earnings prior to principal charge-offs	$ 47,137	$ 71,529
Principal charge-offs	-	(11,500)
Distributable Earnings	$ 47,137	$ 60,029
Weighted average diluted shares – Distributable Earnings	141,589,433	140,045,514
Basic and diluted earnings per share	$ 0.30	$ 0.45
Distributable Earnings per share prior to principal charge-offs, basic and diluted	$ 0.33	$ 0.51
Distributable Earnings per share, basic and diluted	$ 0.33	$ 0.43

1.
Net income attributable to common stock for the three months ended June 30, 2022 includes a realized gain on sale of loan of $30.1 million, or $0.21 per share of Distributable Earnings.